Exhibit 10.1(bg)

Sauer-Danfoss Inc.

Loan Agreement

(US $ 50,000,000.00)

Loan Agreement (the “Agreement”), dated as of 9th December , 2008, between Danfoss A/S, a Danish corporation (“Lender”) and Sauer-Danfoss Inc., a Delaware corporation (“Borrower”).

Whereas, Borrower is an affiliate of Lender; and

Whereas, Borrower desires to borrow and Lender is willing to lend US $ 50,000,000.00.

Therefore, it is agreed as follows:

1.            Loan. Upon and subject to the terms and conditions set forth in this Agreement, Lender agrees to lend and Borrower agrees to borrow US $ 50,000,000.00 as a bullet loan evidenced by the attached Promissory Note (the “Loan”).

2.            Interest Rate; Interest Calculation. (a) Except as provided in 2(b) below, the interest rate is 4,02% per annum “Interest Rate” which is the aggregate of Libor plus a margin of 1,70% p.a. plus swap cost if swapping from floating to fixed rate. Interest shall be calculated on the actual number of days elapsed on a 360 days year basis.

If on any date Libor does not reflect the Lender’s cost of funds, the Lender shall notify the Borrower. Subsequent to such notice, the applicable reference rate for any draw downs under this agreement shall then be based on the greater of the Lender’s cost of funds and Libor..

(b)          From and after an event of default under this Agreement as described in paragraph 5 below, the Borrower shall pay to the Lender interest on such amount from the due date until payment is received by the Lender at a rate of 1% p.a. above the Interest Rate.

(c)          In consideration of the Loan, on the initial funding date of the Loan Borrower shall pay Lender a facility fee equal to 0.10% of the principal amount of the Loan.

3.            Term; Payment Dates; Prepayments. (a) The principal together with all unpaid accrued interest shall be repaid in full at the 9th December, 2011.

(b)          Interest on the outstanding principle amount of the Loan shall be payable on the last day of each calendar quarter or if any such date is not a business day, then the next succeeding business day (each an “Interest Payment Date”).

(c)          The outstanding principal amount of the Loan may be prepaid in whole or in part without premium or penalty on any Interest Payment Date; provided that any partial prepayments of the principal amount shall be in minimum amounts of US $ 5,000,000.00 and in integral multiples of US $ 1,000,000.00. Upon termination of the Agreement as provided for in paragraph 5 below, the entire principal amount of the Loan outstanding together with any accrued but unpaid interest shall be paid by Borrower to Lender. Any cost for the lender by unwinding the funding shall be reimbursed by the borrower.

4.            Payment. Payments of interest and principal shall be made by wire transfer on each Interest Payment Date and on the final maturity date, such dates being banking days in New York and Copenhagen, to account of Lender, Account no. / Iban no. DK7430004454008669 at Danske Bank, Copenhagen, Denmark (swift: DABADKKK), or as otherwise designated by written notification by Lender.

5.            Events of Default; Termination. (a) Each of the following shall be an event of default under this Agreement:

(i)           failure by Borrower to repay the entire principal amount, or such lesser principal amount as Lender shall demand, within five (5) business days of the date when such payment is due hereunder; or

(ii)          failure by Borrower to pay interest on the outstanding principle amount of the Loan within five (5) business days of the date when such payment is due hereunder; or

(ii)          failure by Borrower to perform any other material obligation of Borrower to Lender hereunder; or

(iv)         Borrower shall execute an assignment for the benefits of its creditors or resort to laws protecting insolvent companies.

(b)          In the event that Lender must employ attorneys or file suit to collect hereunder, Borrower agrees to pay the reasonable attorney fees and all court costs incurred by Lender.

6.            Assignment/Subrogation. Borrower shall not transfer or assign any or all of its rights and obligations hereunder without the prior written consent of Lender. Lender may, at any time, assign this Agreement and the Promissory Note and its rights or obligations hereunder and thereunder in which case the assignee shall be subrogated to the rights of Lender.

7.            Copies. This Agreement is made up in two (2) identical copies of which one copy is for Lender and the other for Borrower.

8.            Notices. In the event that any written notice need be given under this Agreement, it shall be given (a) by nationally recognized over night carrier at the address of Borrower or Lender, as the case may be, set forth below, or (b) by facsimile or e-mail as follows:

(i)                                        To Borrower:                         250 Parkway Drive, Suite 270

Lincolnshire, Illinois 60069 USA

Attention: Treasurer

facsimile - +847-876-1799

e-mail - ccohrs@sauer-danfoss.com

(ii)                                    To Lender:                                     Danfoss A/S

Nordborgvej 81

DK-6430 Nordborg

Denmark

Attention: Ole Albertsen

E-mail: Albertsen@danfoss.com

9.           Authority. Each Party represents that (a) it has the legal capacity, corporate or otherwise, to enter into this Agreement and/or the Promissory Note, as the case may be and (b) the execution and delivery of this Agreement and the Promissory Note are not in violation of (i) applicable laws, (ii) its certificate of incorporation, by-laws or other such documentation or (iii) any other agreement by which it or its property is bound.

10.         Applicable Law. This Agreement shall be governed by the laws of Denmark.

Agreed upon as of the day first above written.

Danfoss A/S		Sauer-Danfoss Inc.

By:	/s/ Felmming A. Jorgensen	By:	/s/ Karl Schmidt
Name:		Name: Karl Schmidt
Title:	Group Treasurer	Title	EVP & CFO

Promissory Note

Sauer-Danfoss Inc.

[9th December 2008]

US $ 50,000,000.00

Sauer-Danfoss Inc. (“Borrower”), for value received, hereby promises to pay to the order of Danfoss A/S (“Lender”) in lawful money of the United States of America (in freely transferable U.S. Dollars and in same day funds), in accordance with the method of payment specified in that certain Loan Agreement dated as of 9th December 2008, between Lender and Borrower (the “Agreement”), the principal sum of US $ 50,000,000.00, which amount shall be payable at such times as provided for in the Agreement.

Borrower promises also to pay interest on the unpaid principal amount hereof in like money and in like manner at the rate or rates which shall be determined in accordance with the provisions of the Agreement, interest to be payable at the times provided for in the Agreement. This Note is the Promissory Note referred to in the Agreement and is entitled to the benefits thereof and any security contemplated thereby. This Note evidences a loan made by Lender, during such time as such loan is being maintained. This Note is subject to repayment as specified in the Agreement. In case Borrower defaults on the loan, the principal and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement. Lender may assign this Note in accordance with the provisions of the Agreement.

Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

This Note shall be governed and construed and interpreted in accordance with the laws of Denmark.

Sauer-Danfoss Inc.

By:	/s/ Karl Schmidt
Name:	/s/ Karl Schmidt
Title:	EVP & CFO

CERTIFICATE OF SECRETARY

OF

SAUER-DANFOSS INC.

This Certificate is being delivered pursuant to that certain Loan Agreement entered into as of 9 December 2008 (the “Agreement”) between Sauer-Danfoss Inc., a Delaware corporation (the “Corporation”), as borrower, and Danfoss A/S, as lender.

The undersigned hereby certifies that:

1.             Attached hereto as Exhibit A is a true and complete copy of a resolution duly adopted by the Board of Directors of the Corporation and such resolution has been entered in the minute book of the Corporation, has not been amended, altered or repealed, and remains in full force and effect on the date hereof.

2.             Set forth below is the name, title and signature of one or more officers of the Corporation each of whom, acting independently, is authorized to execute the Agreement and all other documents contemplated thereby, including any related promissory note, and the certificates or instruments furnished pursuant thereto.

Karl J. Schmidt	Chief Financial Officer	/s/ Karl J. Schmidt

IN WITNESS WHEREOF, I have hereunto set my hand this 10 day of December 2008.

SAUER-DANFOSS INC.

By:	/s/ Kenneth D. McCuskey
Kenneth D. McCuskey Secretary